Exhibit 77Q3-3

Registrant Name: Vanguard Bond Index Funds
File Number: 811-4681
Registrant CIK Number: 0000794105

Items 72, 73 and 74 For Series 1

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.

                                 Exhibit 77Q3-4

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $429,438
2. Dividends for a second class of open-end company shares                                                          $48,105
3. Dividends for a third class of open-end company shares                                                           $161,848

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.260
        2. Dividends from a second class of open-end company shares                                                 $0.263
        3. Dividends from a third class of open-end company shares                                                  $0.267

Item 74

U)      1. Number of shares outstanding                                                                              1,698,965
        2. Number of shares outstanding for a second class of shares of open-end company shares                      192,016
        3. Number of shares outstanding for a third class of shares of open-end company shares                       592,135

V)      1. Net asset value per share (to the nearest cent)                                                           10.52
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              10.52
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               10.52


                                 Exhibit 77Q3-5